SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              URBAN OUTFITTERS, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                            [URBAN OUTFITTERS LOGO]

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders to be held at 10:30 a.m., on May 18, 1999, at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania.

     The matters to be considered and voted upon are described in the 1999 Notice of Annual Meeting of Shareholders and the Proxy Statement, that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement, date and sign the enclosed proxy card and return the proxy card in the accompanying envelope.

     I look forward to seeing you at the meeting and having the opportunity to review the business operations of Urban Outfitters.

                                          Sincerely,

                                          /s/ Richard A. Hayne
                                          -----------------------------
                                          Richard A. Hayne
                                          President

April 20, 1999

                             [URBAN OUTFITTERS LOGO]


                        ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 18, 1999

                         ------------------------------

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. will be held at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, on May 18, 1999 at 10:30 a.m., for the following purposes:

          1. To elect six Directors to serve for a term of one year.

          2. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on April 2, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Richard A. Hayne
                                          ----------------------------------
                                          Richard A. Hayne
                                          Chairman of the Board

April 20, 1999

                             URBAN OUTFITTERS, INC.
                               1809 WALNUT STREET
                        PHILADELPHIA, PENNSYLVANIA 19103

                         ------------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         ------------------------------

     The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, May 18, 1999 at 10:30 a.m. at the National Society of the Colonial Dames of America, 1630 Latimer Street, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are being mailed to Shareholders on or about April 20, 1999.

     Only Shareholders of record, as shown on the transfer books of the Company, at the close of business on April 2, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 17,377,541 Common Shares outstanding.

     The Company's Common Shares represented by an unrevoked Proxy in the enclosed form, which has been properly executed and received prior to the Meeting, will be voted in accordance with the specifications made on such Proxy. Any properly executed Proxy received on a timely basis on which no specification has been made by the Shareholder will be voted "FOR" the election of the nominees to the Board of Directors listed in this Proxy Statement, and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the Proxies upon such other matters as may come before the Meeting and any adjournments. Any Shareholder giving a Proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting or by execution of a subsequent Proxy.

     Presence at the Meeting in person or by Proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each share entitles the holder to one vote. The election of directors will be determined by a plurality vote and the six nominees receiving the most "FOR" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. In all matters, an abstention or broker non-vote will not be counted as a vote cast.

                            1. ELECTION OF DIRECTORS

     The Company's By-laws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are six directors. Each director shall be elected for the term of one year and shall serve until his successor is elected and qualified.

     At the Meeting, six directors will be elected. The Board of Directors has nominated the six persons listed below for election to the Board at the Meeting. Unless otherwise directed, the persons named on the Proxy intend to vote all valid proxies received by them "FOR" the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, it is intended that the Proxies will be voted "FOR" the election of such person nominated by the Board of Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

     The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Kenneth K. Cleeland, Joel S. Lawson III and Burton M. Sapiro.

BIOGRAPHICAL INFORMATION

     The following information is submitted concerning each nominee for election as a director:

NAME                                AGE                       POSITION
----                                ---                       --------
Richard A. Hayne..................  52    Chairman of the Board of Directors and President

Scott A. Belair(1)(2).............  51    Director

Harry S. Cherken, Jr..............  49    Director

Kenneth K. Cleeland...............  58    Director

Joel S. Lawson III(1)(2)..........  51    Director

Burton M. Sapiro..................  72    Director

------------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     Mr. Hayne co-founded the Company in 1970 and has been its President and Chairman of the Board of Directors since the Company's incorporation in 1976.

     Mr. Belair co-founded the Company in 1970, has been a director since its incorporation in 1976 and has served as Principal of the ZAC Group, a provider of financial services, during the last nine years. Previously he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is a director and President of Balfour Maclaine Corporation and a director and Chief Financial Officer of W. P. Stewart and Company, Inc.

     Mr. Cherken, a director since 1989, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and has served as a Managing Partner of that firm since February 1996.

     Mr. Cleeland has been a director since 1998. He served as Chief Financial Officer and Treasurer of the Company from 1987 until May 1998. Previously, he was the Chief Financial Officer of MBI Business Center, Inc. and President of MBIF Leasing. He was also the Chief Financial Officer and Vice President of J.
G. Hook, Inc. Mr. Cleeland has been the Principal of Wye Associates, a business consulting firm, since May 1998.

     Mr. Lawson, a director since 1985, has since 1980 been the Managing Partner and Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm located in Philadelphia, Pennsylvania. He is also a director of Crusader Holding Corporation.

     Mr. Sapiro, a director since 1989, has been a retail-marketing consultant since his retirement in 1985. Previously, he was Senior Vice President/General Merchandise Manager and a member of the Executive Committee of both Macy's New York and Gimbels Philadelphia/Gimbels East. He was also a director of Macy's New York.

BOARD COMMITTEES AND ATTENDANCE AT MEETINGS

     The Board of Directors currently has an Audit Committee and a Compensation Committee. The Audit Committee oversees actions by the Company's independent accountants and reviews the Company's internal controls. The Board's Compensation Committee, established in September 1993, is responsible for determining salaries, incentives and other forms of compensation of the executive officers, and also administers the Company's stock option plans. The Board has not established a nominating or similar committee.

     The Company's Board of Directors held four meetings in the fiscal year ended January 31, 1999 ("Fiscal 1999"). The Compensation Committee and the Audit Committee held seven meetings and one meeting, respectively, during Fiscal 1999. Each director attended 75% or more of the meetings of the Board and committees of which they were members during Fiscal 1999.

COMPENSATION OF DIRECTORS

     The Company currently pays each director who is not also an employee of the Company ("Outside Directors") $1,000 for each meeting of the Board of Directors attended, excluding committee meetings. The Company also reimburses the directors for their expenses incurred in connection with their activities as directors. The Company's 1993 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") and the Company's 1997 Stock Option Plan (the "1997 Plan") provide for the grant of non-qualified stock options to each director who is not also an employee.

     A person who becomes an Outside Director will receive an initial grant of an option to purchase 10,000 Common Shares on the date he or she becomes a director. Thereafter, on the first business day immediately following each of the dates on which an incumbent Outside Director is elected or re-elected, he or she will receive an additional grant of an option to purchase 10,000 Common Shares provided that he or she did not receive an initial grant within the preceding six-month period. Options generally become exercisable 12 months after the date of their grant. Each Outside Director may exercise options granted under the Directors' Plan upon the termination of his or her membership on the Board for a reason other than death or disability for up to one year, except where the option, by its terms, expires on an earlier date. During Fiscal 1999, each Outside Director received the grant of an option to purchase 10,000 Common Shares. The exercise price of options granted under the Plan is the fair market value of the Common Shares at the date of grant.

CERTAIN BUSINESS RELATIONSHIPS

     Burton M. Sapiro, a director of the Company, and the Company entered into an agreement pursuant to which Mr. Sapiro agreed to provide up to 36 days of retail-marketing consulting services per year to the Company. In consideration for such services, Mr. Sapiro is paid a daily fee of $1,100 and is reimbursed for his expenses. The agreement was approved by the Company's disinterested directors. The total amount paid to Mr. Sapiro in Fiscal 1999 pursuant to these arrangements, exclusive of directors' fees but including expenses, was $51,619.

     Kenneth K. Cleeland, a director of the Company, resigned from his positions as Chief Financial Officer and Treasurer of the Company effective May 18, 1998. Prior to his resignation, Mr. Cleeland received $62,308 in salary from the Company in Fiscal 1999. Concurrently with his resignation, Mr. Cleeland and the Company entered into a non-competition agreement on May 18, 1998 effective for twelve months from the date of the agreement, whereby Mr. Cleeland is to receive compensation in the total amount of $100,000 payable in equal monthly installments during the term. In addition, during the initial 45 days following his resignation, Mr. Cleeland was paid a consulting fee of up to $1,000 per day, totaling $22,250 in Fiscal 1999. In Fiscal 1999, both as an employee and following his resignation, Mr. Cleeland has received life insurance coverage in the amount of $11,695, continued medical and long-term disability benefits, compensation in the form of professional tax advice in the amount of $875 and a car allowance in the amount of $7,975.

     Harry S. Cherken, Jr., a Director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 1999 and is expected to continue to do so in the future.

                                2. OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                             EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during Fiscal 1999 and the Company's fiscal years ended January 31, 1998 ("Fiscal 1998") and January 31, 1997 ("Fiscal 1997") by the Company's President and the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

     Annual Compensation does not include medical, group life insurance or other benefits received by the Named Officers that are generally available to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by the Named Officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table. All Other Compensation includes forfeiture allocations to the Company's Profit-Sharing Fund (in Common Shares) with respect to Fiscal 1999 in the amount of $463 and allocations in the amount of $1,600 to the Profit Sharing Trust for each of Messrs. Hayne, Senk, Schultz, Hammer and Feldman for Fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                                    ANNUAL COMPENSATION          SECURITIES
                                                 -------------------------       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY ($)      BONUS ($)       OPTIONS #         COMPENSATION
---------------------------            ----      ----------      ---------      ------------      ---------------
Richard A. Hayne                       1999       $235,000       $ 28,500             -0-             $37,472(1)
  Chairman and President               1998        235,000              0             -0-              11,006
                                       1997        233,384            400             -0-              13,195
Glen T. Senk                           1999        224,423         61,875         300,000(2)            2,063
  President, Anthropologie, Inc.       1998        210,000          4,000             -0-                 -0-
                                       1997        200,000            400             -0-               1,188
Michael A. Schultz                     1999        220,000          6,585             -0-               2,063
  President, Urban Outfitters,         1998        220,000          4,000         280,000                 -0-
  Wholesale, Inc.                      1997        220,000          3,400          20,000               1,188
Jay Hammer                             1999        170,000         29,500             -0-               2,063
  Secretary and Director               1998        160,000         13,000             -0-                 -0-
  of Stores(3)                         1997         13,538          5,000          75,000                 550
Stephen A. Feldman                     1999        165,000         16,000         100,000(5)           53,811(6)
  Chief Financial Officer              1998            N/A            N/A             N/A                 N/A
  and Treasurer(4)                     1997            N/A            N/A             N/A                 N/A

------------------
(1) Includes life insurance premiums paid by the Company for Mr. Hayne in the amount of $13,009 and professional tax services in the amount of $22,400 in Fiscal 1999.
(2) These options become exercisable on February 1, 2005. These options are also subject to an accelerated vesting schedule in the event certain performance goals are met. The accelerated vesting schedule allows these options to become exercisable as to 60,000 shares on February 1, 2000 and as to an additional 60,000 shares on each February 1 thereafter.
(3) Mr. Hammer resigned from the Company effective February 1999.
(4) Mr. Feldman joined the Company in June 1998.
(5) These options become exercisable as to 10,000 shares on June 15, 2000, as to an additional 10,000 shares on June 15, 2001 and June 15, 2002 and 20,000 shares on June 15, 2003 and June 15, 2004 and 30,000 shares on June 15, 2005. These options are also subject to an accelerated vesting schedule in the event that certain performance goals are met. The accelerated vesting schedule allows these options to become exercisable as to 20,000 shares on June 15, 2000, and as to an additional 20,000 shares on each June 15 thereafter.
(6) Includes $51,748 to compensate Mr. Feldman for relocation expenses.

STOCK OPTION INFORMATION

     OPTIONS GRANT TABLE: The following table sets forth certain information concerning grants of stock options made to the Named Officers during Fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
        ----------------------------------------------------------------------
                       NUMBER OF      % OF TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                       SECURITIES       OPTIONS                                     ASSUMED ANNUAL RATES OF STOCK
                       UNDERLYING       GRANTED                                  PRICE APPRECIATION FOR OPTION TERM
                        OPTIONS     TO EMPLOYEES IN   EXERCISE OR   EXPIRATION   -----------------------------------
        NAME            GRANTED       FISCAL 1999     BASE PRICE       DATE             5%                10%
        ----           ----------   ---------------   -----------   ----------   ----------------   ----------------
Glen T. Senk            300,000(1)      55.00%         $ 14.125     11/30/2008      $2,634,399         $6,704,851
Stephen A. Feldman
  (2)................   100,000(3)      18.33%         $ 16.250     06/15/2008      $1,021,954         $2,589,831

------------------
(1) These options become exercisable on February 1, 2005. These options are also subject to an accelerated vesting schedule in the event certain performance goals are met. The accelerated vesting schedule allows these options to become exercisable as to 60,000 shares on February 1, 2000 and as to an additional 60,000 shares on each February 1 thereafter.
(2) Mr. Feldman joined the Company in June 1998.
(3) These options become exercisable as to 10,000 shares on June 15, 2000, and as to an additional 10,000 shares on June 15, 2001 and June 15, 2002 and 20,000 shares on June 15, 2003 and June 15, 2004 and 30,000 shares on June 15, 2005. These options are also subject to an accelerated vesting schedule in the event that certain performance goals are met. The accelerated vesting schedule allows these options to become exercisable as to 20,000 shares on June 15, 2000, and as to an additional 20,000 shares on each June 15 thereafter.

     AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE: The following table sets forth certain information concerning options exercised by the Named Officers during Fiscal 1999, information concerning the number of stock options held by the Named Officers on January 31, 1999, and the value of in-the-money options outstanding as of such date. The value of in-the-money options represents the aggregate excess of the fair market value of a Common Share on January 31, 1999 of $16.3125 over the applicable exercise prices multiplied by the number of Common Shares issuable upon the exercise of the stock options.

                          AGGREGATED OPTION EXERCISES
                               IN FISCAL 1999 AND
                       FISCAL 1999 YEAR-END OPTION VALUES

                                                              NUMBER OF                       VALUE OF
                                                         UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                            AS OF 1/31/99                  AS OF 1/31/99
                              SHARES                     AT FISCAL YEAR-END               FISCAL YEAR-END
                            ACQUIRED ON    VALUE     ---------------------------   ------------------------------
NAME                         EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   ----------------
Richard A. Hayne..........     -0-           $0              0              0      $        0       $        0
Glen T. Senk..............     -0-           $0        220,000        380,000      $1,140,700       $1,070,300
Stephen A. Feldman........     -0-           $0              0        100,000      $        0       $    6,250
Michael A. Schultz........     -0-           $0         40,000        260,000      $  172,650       $1,441,600
Jay M. Hammer.............     -0-           $0         30,000         45,000      $  136,800       $  205,200

                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee at the direction of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

     The Compensation Committee is composed of two non-management directors of the Company. The Compensation Committee determines the compensation for the executive officers of the Company named in the Summary Compensation Table and the other officers of the Company. The Compensation Committee also administers the Company's Stock Option Plans.

     The Compensation Committee's philosophy is that executive compensation should be designed to:

          o reflect the Company's entrepreneurial orientation;

          o assist the Company in attracting and retaining superior executive talent while incentivizing a long-term commitment to the Company;

          o align the interests of management with those of shareholders through a significant equity-based component; and

          o reward an executive's individual contribution toward achievement of the Company's long- and short-term business goals.

     The Company's overall executive compensation program consists of three principal elements: base salaries; discretionary bonuses; and stock options and other equity-based compensation. Base salaries are ordinarily established at the beginning of the fiscal year, while discretionary bonuses are awarded following the completion of the fiscal year. Stock options and other equity-based compensation may be granted at any time during the fiscal year. The Company also maintains a broadly based employee stock ownership plan in which the executive officers are permitted to participate on the same terms as other employees.

     The base salaries for the Company's executive officers in Fiscal 1999 were competitively established by the Compensation Committee based upon a general assessment of the compensation paid by other companies in the retail specialty apparel industry. In evaluating compensation paid by other companies, the Compensation Committee relied on the general knowledge that its members have obtained from informal reviews of various press and industry reports. The Company's President does not participate in the determination of compensation policies by the Compensation Committee. The Compensation Committee, however, consults with the Company's President in determining base salary levels for each executive officer and takes into consideration the President's assessment of the performance of each of the executive officers (other than the President) against the factors established by the Compensation Committee.

     The Compensation Committee is also involved in establishing the level of discretionary bonuses and option awards to the Company's executive officers. Discretionary cash bonuses to the President and other executive officers are awarded based upon the Compensation Committee's subjective assessment of the Company's overall financial performance and the Compensation Committee's subjective assessment of the President's and other executive officers' individual contributions to that overall performance. Factors considered by the Compensation Committee in awarding cash bonuses include the officer's initiative, managerial ability, his level of responsibilities, development of subordinates, fairness with respect to bonuses of other executives and his handling of special projects, but no particular weight is ascribed by the Compensation Committee to any one or more of these factors. The Compensation Committee does not rely upon or utilize any particular hurdles, benchmarks or other objective criteria to determine the amount of the bonuses, nor does the Compensation Committee compare the compensation of the President or other executive officers to any peer group for purposes of awarding bonuses.

     During Fiscal 1999, the factors considered by the Compensation Committee in determining the President's salary and bonus were the extent to which the Company met sales and net income objectives, stock performance and the recruitment and development of management talent for the Company. The Compensation Committee also takes into account the fact that the President beneficially owns 42.3% of the Company's outstanding Common Shares.

     The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are useful tools to align the interests of management with those of the Company's shareholders. A decision whether to grant stock options and the size of the grant to each executive officer is determined by the Compensation Committee based upon a subjective assessment of such executive officer's performance after taking into consideration prior years' grants and the organizational impact of the executive officer, as well as to respond to competitive conditions in the attraction and retention of new and current executive officers.

     During Fiscal 1999, the only stock options or other equity based compensation granted to any executive officers of the Company were options to purchase 300,000 Common Shares granted to Mr. Senk and 100,000 Common Shares granted to Mr. Feldman upon his employment by the Company.

     This report is submitted by the Compensation Committee.

                                          Scott A. Belair
                                          Joel S. Lawson III

                            STOCK PERFORMANCE CHART

     The following graph compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Standard and Poor's 500 Composite Stock Index and the Standard and Poor's Retail Specialty-Apparel Index for the period beginning February 1, 1994 and ending January 31, 1999, assuming the reinvestment of any dividends and assuming an initial investment of $100 in each. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Common Shares or the referenced indices.

                                    [GRAPHIC]

In the printed version of the document, a line graph appears which depicts the following plot points.

                                   |   JAN.-94   |  JAN.-95  |  JAN.-96  |  JAN.-97  |  JAN.-98   |  JAN.-99   |
 Urban Outfitters, Inc.            |   $109.47   |  $ 99.04  |  $ 94.72  |  $ 93.27  |  $130.77   |  $125.48   |
 Retail (Specialty-Apparel)-500    |   $ 96.25   |  $ 80.12  |  $ 95.41  |  $120.81  |  $219.32   |  $454.10   |
 S&P 500 Index                     |   $104.98   |  $100.53  |  $139.40  |  $176.12  |  $223.51   |  $296.13   |

                              BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of March 15, 1999 (December 31, 1998 with respect to Wellington Management Company LLP, T. Rowe Price Associates, and J.P. Morgan and Company, Inc.) by: (a) each person known to the Company who beneficially owns more than five percent of the Company's outstanding Common Shares, (b) each director and Named Officer who owns beneficially any Common Shares, and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated: (a) the address of each of the beneficial owners identified is 1809 Walnut Street, Philadelphia, Pennsylvania 19103 and (b) each person has sole voting and investment power with respect to all such shares.

                                                               BENEFICIAL OWNERSHIP
                                                              -----------------------
NAME AND ADDRESS (1)                                            SHARES     PERCENTAGE
--------------------                                          ----------   ----------
Richard A. Hayne (1) .......................................   7,366,500      42.3%
T. Rowe Price Associates (2) ...............................   1,729,600       9.9%
  100 East Pratt Street
  Baltimore, Maryland 21202
Wellington Management Company, LLP (2) .....................   1,561,200       8.9%
  75 State Street
  Boston, Massachusetts 02109
J. P. Morgan and Company, Inc. (2) .........................     852,600       4.9%
  60 Wall Street
  New York, New York 10260
Scott A. Belair (3) ........................................     722,000       4.1%
Michael A. Schultz (4) .....................................     397,582       2.3%
Glen T. Senk (5) ...........................................     300,572       1.7%
Kenneth K. Cleeland (6) ....................................     153,330         *
Joel S. Lawson III (7) .....................................      68,800         *
Harry S. Cherken, Jr. (8) ..................................      53,000         *
Burton M. Sapiro (9) .......................................      52,000         *
Jay M. Hammer (10) .........................................      30,085         *
Stephen A. Feldman (11) ....................................          28         *
All directors and officers as a group ......................   9,143,897      50.7%
  (10 persons) (1)(3)(4)(5)(6)(7)(8)(9)(10)(11)

------------------

 (1) Includes 538,334 shares owned by the Irrevocable Trust of Richard A. Hayne, 538,334 shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 52,800 shares owned by the Hayne Foundation and 3,050 shares allocated under the Company's Profit-Sharing Fund. Excludes 149,998 shares beneficially owned by Mr. Hayne's spouse, as to which he disclaims beneficial ownership.

 (2) All information derived for the following companies were obtained from Form 13G's filed with the SEC for the period ending December 31, 1998. T. Rowe Price Associates has sole voting power of 442,100 shares and sole dispositive power of 1,729,600 shares. Wellington Management Company, LLP has shared voting power as to 1,561,200 shares and shared dispositive/investment power as to 657,000 shares. J.P. Morgan and Company has sole voting power of 744,900 shares and sole dispositive power of 852,600 shares.

 (3) Excludes 393,334 shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which he disclaims beneficial ownership. Includes 42,000 shares subject to presently exercisable options and 10,000 shares subject to options that will become exercisable within 60 days.

 (4) Includes 68,000 shares subject to presently exercisable options and 3,050 shares allocated under the Company's Profit-Sharing Fund.

 (5) Includes 220,000 shares subject to presently exercisable options, 80,000 shares subject to options that will become exercisable within 60 days and 572 shares allocated under the Company's Profit-Sharing Fund.

 (6) Includes 10,000 shares subject to options that will become exercisable within 60 days.

 (7) Includes 42,000 shares subject to presently exercisable options, 10,000 shares subject to options that become exercisable within 60 days and 1,800 shares held by a trust of which he is a trustee.

 (8) Includes 42,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.

 (9) Includes 42,000 shares subject to presently exercisable options and 10,000 shares subject to options that become exercisable within 60 days.

(10) Includes 85 shares allocated under the Company's Profit-Sharing Fund.

(11) Includes 28 shares allocated under the Company's Profit-Sharing Fund.

   * Less than 1%.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for next year's 2000 Annual Meeting of Shareholders must comply with applicable Securities and Exchange Commission rules and regulations and must be received by the Secretary of the Company prior to December 19, 1999, to be considered for inclusion in the Company's Proxy Statement.

                              CERTAIN TRANSACTIONS

     In December 1998, Urban Outfitters provided Mr. Senk with a $70,000 loan bearing interest at 6%. Interest which has accrued on the outstanding principal balance is due monthly. The principal balance and any unpaid accrued interest is payable in full upon demand.

                            INDEPENDENT ACCOUNTANTS

     The Company has appointed PricewaterhouseCoopers LLP as its independent accountants for the Fiscal Year ended January 31, 2000. The Board has not proposed that any formal action be taken at the meeting with respect to the ratification of the appointment of PricewaterhouseCoopers LLP because no action is required.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he so desires.

                             ADDITIONAL INFORMATION

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period February 1, 1998 through January 31, 1999, all filing requirements applicable to its officers, directors and 10% Shareholders were complied with on a timely basis with the exception of Mr. Hayne who did not report timely a July 1998 sale of 149,000 shares and a July 1998 gift by the Hayne Foundation of 2,200 shares. These transactions were reported on a subsequent Form 4.

     PROXY SOLICITATION COSTS. The cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, personal interview or telephone by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

     ANNUAL REPORT. This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for Fiscal 1999.

     EACH PERSON SOLICITED CAN OBTAIN WITHOUT CHARGE, EXCEPT FOR EXHIBITS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY SENDING A WRITTEN REQUEST TO:

                                          URBAN OUTFITTERS, INC.
                                          1809 Walnut Street
                                          Philadelphia, Pennsylvania 19103
                                          Attention:  Investor Relations

                                          By Order of the Board of Directors

                                          /s/ Richard A. Hayne
                                          -----------------------------------
                                          Richard A. Hayne
                                          Chairman of the Board

April 20, 1999

                                URBAN OUTFITTERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and Stephen A. Feldman, or either of them, with full power of substitution, as the undersigned's proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the "Company") called for May 18, 1999 and at any adjournment thereof.

    1. ELECTION OF DIRECTORS


       / / FOR the nominees listed below      / / WITHHOLD AUTHORITY
                                                  to vote for the nominees
                                                  isted below


        Nominees: Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Kenneth K. Cleeland, Joel S. Lawson III, Burton M. Sapiro.

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) OF SUCH NOMINEE(S) ON THE LINE BELOW.)

       -------------------------------------------------------------------------

    2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL ONE.

                                                You are urged to sign and return
                                                this proxy so that you may be
                                                sure that your shares will be
                                                voted.

                                                Dated: __________________ , 1999


                                                ________________________________
                                                    Signature of Shareholder

                                                ________________________________
                                                    Signature of Shareholder

                                                Please sign exactly as your name
                                                appears hereon, date and return
                                                promptly. When shares are held
                                                by joint tenants, both should
                                                sign. Executors, administrators,
                                                trustees and other fiduciaries
                                                should indicate their capacity
                                                when signing.